                                                                           DRAFT
                                                                           -----
                                                                         9/10/97

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               _________________


                                  FORM 8-K/A
                                CURRENT REPORT


                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                                Date of Report
                                 June 30, 1997
                       (Date of earliest event reported)


                          VESTA INSURANCE GROUP, INC.
            (Exact name of registrant as specified in its charter)




                                   Delaware
                (State or other jurisdiction of incorporation)

             1-12338                                     63-1097283
       (Commission File No.)                  (IRS Employer Identification No.)

       3760 River Run Drive                                35243
       Birmingham, Alabama                               (Zip Code)
       (Address of principal
         executive offices)


                                 (205)970-7000
             (Registrant's telephone number, including area code)

================================================================================

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

          (a)  Financial Statements of Business Acquired.

               In the current report on Form 8-K filed by Vesta Insurance Group, Inc. (the "Company") on July 14, 1997, the Company indicated it would file Financial Statements of the Anthem Casualty Insurance Company ("ACIC") and the Shelby Insurance Company ("Shelby") required by this item to be filed by amendment. The financial statements of Anthem Casualty Insurance Group, Inc. (the "Holding Company"), which reflect the financial positions and results of operations of the Holding Company and its wholly owned operating subsidiaries, ACIC and Shelby are filed herewith as Exhibit A. The Holding Company balances which were not acquired by the Company have been eliminated in the Pro forma financial information filed herewith as Exhibit B.

               1. Independent Auditor's report on Consolidated Financial Statements.

               2. Balance Sheet (audited) as of the end of the two most recent fiscal years (years ended December 31, 1995 and 1996).

               3. Statements of Operations (audited) for each of the three fiscal years preceding December 31, 1996.

               4. Statements of Stockholder's Equity (audited) for the years ended December 31, 1994, 1995 and 1996.

               5. Statements of Cash Flows for each of the three fiscal years preceding December 31, 1996.

               6.   Notes to Financial Statements.

               7.   Interim Balance Sheet (unaudited) as of June 30, 1997.

               8. Interim Income Statement (unaudited) for the six months ended June 30, 1997.

               9. Interim Statement of Cash Flows for the six months ended June 30, 1997.

              10. Statement of Stockholder's Equity (unaudited) for the periods ended June 30, 1997 and 1996.

          (b)  Pro Forma Financial Information.

               In the Form 8-K filed by the Company on July 14, 1997, the Company indicated that it would file Pro forma financial information required by this item to be filed by amendment. The following Pro forma financial information is filed herewith as Exhibit B:

               1. Vesta Insurance Group, Inc. and Subsidiaries Unaudited Pro Forma Condensed Balanced Sheet as of June 30, 1997 and December 31, 1996.

               2. Vesta Insurance Group, Inc. and Subsidiaries Unaudited Pro Forma Condensed Statements of Income for the six months ended June 30, 1997 and the year ended December 31, 1996.


          (c)  Exhibits.

               2.1* Stock Purchase Agreement, dated April 23, 1997, by and between Anthem Insurance Companies, Inc., Anthem Casualty Insurance Group, Inc., and Vesta Insurance Group, Inc., (including exhibits). Disclosure schedules to the Agreement are not included with this Exhibit. Vesta agrees to furnish supplementally a copy of such schedules to the Commission upon request.

*  Previously filed.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereto duly authorized.


                                              VESTA INSURANCE GROUP, INC.


Dated as of September 12, 1997              By /s/  Donald W. Thornton
           ------------------                  -------------------------------
                                            Its:  Senior Vice President-General
                                                  Counsel and Secretary

                                   Exhibit A
                                   ---------

             Anthem Casualty Insurance Group, Inc. and Subsidiaries
                       Consolidated Financial Statements


                 Years ended December 31, 1996, 1995, and 1994



                                    CONTENTS

Report of Independent Auditors...............................  1

Consolidated Financial Statements

Consolidated Balance Sheets..................................  2
Consolidated Statements of Operations........................  4
Consolidated Statements of Stockholder's Equity..............  5
Consolidated Statements of Cash Flows........................  6
Notes to Consolidated Financial Statements...................  7

                [LETTERHEAD OF ERNST & YOUNG LLP APPEARS HERE]

                         Report of Independent Auditors



Board of Directors
Anthem Casualty Insurance Group, Inc.


We have audited the accompanying consolidated balance sheets of Anthem Casualty Insurance Group, Inc. and subsidiaries (a wholly-owned subsidiary of Anthem Insurance Companies, Inc.) as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholder's equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Anthem Casualty Insurance Group, Inc. and subsidiaries at December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

As discussed in Note 1 to the consolidated financial statements, the Company changed its method of accounting for certain investments in debt and equity securities in 1994.


                                                   ERNST & YOUNG LLP



January 24, 1997

             Anthem Casualty Insurance Group, Inc. and Subsidiaries

                          Consolidated Balance Sheets

                                                                DECEMBER 31
                                                           1996             1995
                                                    ----------------------------------
ASSETS
Investments:
 Securities available for sale:
  Fixed maturities                                     $403,906,898       $444,929,679
  Equity securities                                      43,175,839         24,933,182
Real estate                                                 345,215            517,089
 Other invested assets                                      832,500            510,000
                                                    ----------------------------------
Total investments                                       448,260,452        470,889,950

Cash and cash equivalents                                         -          9,359,536
Accrued investment income                                 6,127,142          6,632,591
Premiums in course of collection                         38,115,780         43,884,846
Prepaid reinsurance premiums and reinsurance              6,596,663          5,377,021
   recoverables on paid losses
Reinsurance receivables on reserve for losses            66,248,089         64,416,768
Federal income taxes receivable                           2,134,297                  -
Amounts receivable from affiliates                          120,653          9,208,706
Other receivables                                         9,880,042          9,482,847
Deferred policy acquisition costs                        18,300,000         21,190,000
Property and equipment                                   13,905,297         15,986,695
Deferred federal income taxes                            12,908,001         12,865,813
Goodwill and other intangibles                           33,579,137         36,820,892
Other assets                                                464,255             26,746
                                                    ----------------------------------
Total assets                                           $656,639,808       $706,142,411
                                                    ==================================

                                                                DECEMBER 31
                                                           1996             1995
                                                    ----------------------------------
LIABILITIES AND STOCKHOLDER'S EQUITY
Losses and loss adjustment expenses                    $302,898,842       $320,473,070
Unearned premiums                                       102,127,245        118,998,115
Cash overdraft                                            2,596,667                  -
Accrued expenses                                         13,209,209         18,705,131
Other liabilities                                        18,795,870         22,269,500
Amounts payable to affiliates                               347,145            158,606
Long-term debt                                           98,792,716         98,622,128
Accrued interest payable                                  3,093,750          3,093,750
Federal income taxes payable                                      -          2,623,788
                                                    ----------------------------------
Total liabilities                                       541,861,444        584,944,088

Commitments and contingencies

Stockholder's equity:
Common stock, no par value, 1,000 shares
  authorized, issued and outstanding                    142,000,000        142,000,000
 Net unrealized gain on securities                        2,489,456          8,307,918
 Retained earnings - deficit                            (29,711,092)       (29,109,595)
                                                    ----------------------------------
Total stockholder's equity                              114,778,364        121,198,323

                                                    ----------------------------------
Total liabilities and stockholder's equity             $656,639,808       $706,142,411
                                                    ==================================

See accompanying notes.

             Anthem Casualty Insurance Group, Inc. and Subsidiaries

                     Consolidated Statements of Operations

                                                                    YEAR ENDED DECEMBER 31
                                                          1996               1995               1994
                                                     --------------------------------------------------
REVENUES
Earned premiums                                      $284,608,194       $320,709,812       $333,645,610
Net investment income                                  27,986,184         27,493,593         26,147,982
Net realized gains on investments                       5,434,884            778,234            884,115
Other income (loss)                                     4,160,953          4,349,452         (4,040,904)
                                                     --------------------------------------------------
                                                      322,190,215        353,331,091        356,636,803
EXPENSES
Losses and loss adjustment expenses                   224,877,899        240,597,515        259,383,610
Acquisition and operating expenses                     88,088,134         98,404,254        118,196,227
Amortization expense                                    3,178,755          3,254,991          6,818,037
Interest expense                                        6,976,086          6,969,254          6,852,801
                                                     --------------------------------------------------
                                                      323,120,874        349,226,014        391,250,675
                                                     --------------------------------------------------
Net income (loss) before income taxes                    (930,659)         4,105,077        (34,613,872)

Income tax benefit (expense)                              329,162         (1,466,548)        12,877,039
                                                     --------------------------------------------------

Net income (loss)                                    $   (601,497)      $  2,638,529       $(21,736,833)
                                                     ==================================================

See accompanying notes.

             Anthem Casualty Insurance Group, Inc. and Subsidiaries

                Consolidated Statements of Stockholder's Equity



                                                                            NET
                                                                         UNREALIZED      RETAINED        TOTAL
                                                    COMMON    COMMON     GAIN (LOSS)    EARNINGS -   STOCKHOLDER'S
                                                    SHARES    STOCK     ON SECURITIES    DEFICIT        EQUITY
                                                   --------------------------------------------------------------
Balances at December 31, 1993                       1,000   $65,000,000  $   231,308  $(10,011,291)   $55,220,017
 Cumulative affect of change in accounting              -             -    5,458,957             -      5,458,957
 Net loss                                               -             -            -   (21,736,833)   (21,736,833)
 Change in unrealized gains (losses) on securities      -             -  (38,078,279)            -    (38,078,279)
 Capital contribution from parent                       -    77,000,000            -             -     77,000,000
                                                   --------------------------------------------------------------
Balances at December 31, 1994                       1,000   142,000,000  (32,388,014)  (31,748,124)    77,863,862
 Net income                                             -             -            -     2,638,529      2,638,529
 Change in unrealized gains (losses) on securities      -             -   40,695,932             -     40,695,932
                                                   --------------------------------------------------------------
Balances at December 31, 1995                       1,000   142,000,000    8,307,918   (29,109,595)   121,198,323
 Net loss                                               -             -            -      (601,497)      (601,497)
 Change in unrealized gains (losses) on securities      -             -   (5,818,462)            -     (5,818,462)
                                                   --------------------------------------------------------------
 Balances at December 31, 1996                      1,000  $142,000,000   $2,489,456  $(29,711,092)  $114,778,364
                                                   ==============================================================

See accompanying notes.

             Anthem Casualty Insurance Group, Inc. and Subsidiaries

                     Consolidated Statements of Cash Flows


                                                                               YEAR ENDED DECEMBER 31
                                                                      1996             1995                1994
                                                             -------------------------------------------------------
OPERATING ACTIVITIES
 Net income (loss)                                            $    (601,497)      $   2,638,529        $ (21,736,833)
Adjustments to reconcile net income (loss) to net cash
 provided by (used in) operating activities:
   Depreciation and amortization                                  8,117,681           7,552,907            8,021,024
   Net realized gains on investments                             (5,434,884)           (778,234)            (884,115)
   Gain on sale of property and equipment                          (115,360)            (29,245)             (56,257)
   Deferred federal income taxes                                  2,215,607            (461,000)          (5,049,000)
   Changes in operating assets and liabilities:
     Accrued investment income and other assets                      67,940           1,004,174             (198,688)
     Deferred policy acquisition costs                            2,890,000             118,000            3,443,000
     Premiums and other receivables                              14,459,924              61,187           10,122,846
     Reinsurance recoverables                                    (3,050,963)           (314,188)         (15,876,349)
     Accrued expenses, other liabilities
      and due to affiliates                                      (8,781,013)         (8,443,400)          16,119,645
     Losses and loss adjustment expenses                        (17,574,228)          1,135,569           35,242,951
     Unearned premiums                                          (16,870,870)         (5,295,503)          (6,145,505)
     Federal income taxes                                        (4,758,085)         11,394,659           (5,991,526)
                                                             -------------------------------------------------------
Net cash provided by (used in) operating activities             (29,435,748)          8,583,455           17,011,193

INVESTING ACTIVITIES
 Purchase of investments                                       (268,158,330)       (273,322,732)        (179,450,652)
 Proceeds from maturities of investments                         34,757,665          15,324,081           24,011,745
 Proceeds from sales of investments                             251,794,392         253,472,431          112,513,960
 Proceeds from sale of property and equipment                       303,987           3,220,287              154,568
 Purchase of property and equipment                              (1,218,169)         (2,816,219)          (2,770,354)
                                                             -------------------------------------------------------
Net cash provided by (used in) investing activities              17,479,545          (4,122,152)         (45,540,733)
                                                             -------------------------------------------------------

Net increase (decrease) in cash and cash equivalents            (11,956,203)          4,461,303          (28,529,540)
Cash and cash equivalents at beginning of year                    9,359,536           4,898,233           33,744,406
                                                             -------------------------------------------------------
Cash and cash equivalents (cash overdraft) at end of year     $  (2,596,667)      $   9,359,536        $   5,214,866
                                                             =======================================================

SUPPLEMENTAL DISCLOSURES
Federal income taxes paid (refunded)                          $   2,213,316       $  (9,319,917)       $   1,839,009
                                                             =======================================================
Interest paid                                                 $   6,750,000       $   6,750,000        $   6,618,750
                                                             =======================================================

See accompanying notes.

            Anthem Casualty Insurance Group, Inc. and Subsidiaries

                  Notes to Consolidated Financial Statements

                               December 31, 1996


1. NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

The Anthem Casualty Insurance Group, Inc. (Anthem) is the holding company for four property and casualty insurance companies (collectively "the Company") that provide personal and commercial insurance to policyholders, primarily in the eastern half of the United States through an independent insurance agency system. The Company's principal lines of business include personal and commercial automobile, homeowners, commercial multi-peril, workers' compensation and fire insurance. Anthem and its subsidiaries are chartered in either Ohio or Indiana and licensed in those and various other states. As such, the Company is subject to the regulations of the Departments of Insurance of the States of Ohio and Indiana (the Departments) and the regulations of each state in which it operates.

The consolidated financial statements include Anthem and its wholly-owned subsidiaries, the Shelby Insurance Company and Anthem Casualty Insurance Company. The Shelby Insurance Company includes its wholly-owned subsidiaries, Affirmative Insurance Company and Insura Property and Casualty Insurance Company. Anthem is a wholly-owned subsidiary of Anthem Insurance Companies, Inc.
(AICI). All significant intercompany balances and transactions have been eliminated in consolidation.

The consolidated financial statements have been prepared in conformity with generally accepted accounting principles, which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenues and expenses for the period then ended and the accompanying notes to the consolidated financial statements. Such estimates and assumptions could change in the future as more information becomes known which could impact the amounts reported and disclosed herein.



CASH EQUIVALENTS

All highly liquid debt instruments with a maturity of three months or less are considered to be cash equivalents.

            Anthem Casualty Insurance Group, Inc. and Subsidiaries

1. NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PREMIUMS IN COURSE OF COLLECTION

Premiums in course of collection are stated net of an allowance for doubtful accounts of $815,001 and $1,025,208 for 1996 and 1995, respectively.

PREMIUM REVENUES

Premiums are recognized in income over the contract period in proportion to the amount of insurance provided. Unearned premium liabilities are established to cover the unexpired portion of premiums written. Such liabilities are computed using the monthly pro rata method over the contract period.

DEFERRED POLICY ACQUISITION COSTS

Acquisition costs, consisting of commissions, premium taxes, and certain underwriting expenses related to the production of property and casualty business, are deferred and amortized ratably over the contract period. The method followed in computing deferred policy acquisition costs limits the amount of such deferred costs to their estimated realizable value. In determining estimated realizable value, the computation gives effect to the premium to be earned, losses and loss expenses to be incurred, and certain other costs expected to be incurred as premium is earned, without credit for anticipated investment income. These amounts are based on estimates and accordingly, the actual realizable value may vary from the estimated realizable value. Net deferred policy acquisition costs are as follows:


                                                     1996              1996             1994
                                             ---------------------------------------------------
Balance, beginning of year                         $21,190,000     $21,308,000      $24,751,000
Acquisition costs deferred                          49,490,365      57,967,000       58,909,600
Amortized to expense during the year               (52,380,365)    (58,085,000)     (62,352,600)
                                             ---------------------------------------------------
Balance, end of year                               $18,300,000     $21,190,000      $21,308,000
                                             ===================================================

            Anthem Casualty Insurance Group, Inc. and Subsidiaries

1. NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INVESTMENTS

All investments in fixed maturities and equity securities are classified as available for sale and are carried at fair value. The unrealized holding gains or losses, net of applicable deferred taxes, are shown as a separate component of stockholder's equity, and are not included in the determination of net income. Gains and losses are computed using the identified cost method.

PROPERTY AND EQUIPMENT

Property and equipment consists of land, building, data processing equipment and furniture and fixtures which are carried at cost less accumulated depreciation of $9,366,110 and 6,378,677 at December 31, 1996 and 1995, respectively.
Depreciation expense is computed using the straight-line method over a useful life of three to thirty years.

GOODWILL AND OTHER INTANGIBLE ASSETS

Goodwill represents the excess of cost of acquisition over the fair value of the net assets acquired and is being amortized using the straight-line method over thirty years. Other intangible assets include the present value of future profits on business acquired and are amortized over their estimated economic lives ranging from 9 to 11 years. Accumulated amortization of goodwill and other intangibles was $19,087,683 and $15,908,928 at December 31, 1996 and 1995, respectively.

The carrying value of goodwill and other intangible assets is reviewed annually to determine if the facts and circumstances indicate that they may be impaired. If this review indicates that such amounts will not be recoverable, the carrying value in such assets is reduced.

            Anthem Casualty Insurance Group, Inc. and Subsidiaries

1. NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

LOSSES AND LOSS ADJUSTMENT EXPENSES PAYABLE

Losses and loss expenses payable are based on formula and case-basis estimates for reported claims, and on estimates, based on experience, for unreported claims and loss expenses. The liability for unpaid losses and loss expenses, net of estimated salvage and subrogation recoverable of $9,140,000 at December 31, 1996 and 1995, has been established to cover the estimated ultimate cost of insured losses. The amounts are necessarily based on estimates of future rates of inflation and other factors, and accordingly, there can be no assurance that the ultimate liability will not vary from such estimates. The estimates are continually reviewed and adjusted as necessary; such adjustments are included in current operations. Salvage and subrogation recoverables are estimated using historical experience.

REINSURANCE

Reinsurance premiums, losses and loss adjustment expenses are accounted for on bases consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts. Premiums, losses and loss adjustment expenses and the reserve for losses and loss adjustment expenses and unearned premiums are reported gross, rather than net, of reinsurance amounts.

FEDERAL INCOME TAXES

The Company files a consolidated federal income tax return with its parent, AICI. The consolidated federal income tax liability is apportioned to each includable member based on that member's liability as determined on a separate return basis.

Income taxes are accounted for using the liability method. Using this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

            Anthem Casualty Insurance Group, Inc. and Subsidiaries

1. NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

ACCOUNTING CHANGE

Effective January 1, 1994, the Company adopted Statement of Financial Accounting Standards No. 115 "Accounting for Certain Investments in Debt and Equity Securities" (FAS 115). Upon adoption, the Company classified all of its securities as available for sale. As a result, the net unrealized gain (loss) on securities component of stockholder's equity increased by $5,458,957, net of deferred federal income taxes of $2,939,000, to reflect the January 1, 1994, net unrealized gains on securities classified as available for sale previously carried at amortized cost. The adoption of FAS 115 had no effect on net income.

2. INVESTMENTS

The Company's investments in available for sale securities at December 31 are summarized as follows.

                                                                    1996
                                  ------------------------------------------------------------------
                                                           GROSS           GROSS
                                       AMORTIZED        UNREALIZED      UNREALIZED         FAIR
                                     COST OR COST          GAINS          LOSSES           VALUE
                                  ------------------------------------------------------------------
Fixed maturity securities:
U.S. Treasury securities and
obligations of U.S. government
    agencies and corporations         $76,337,909        $ 480,665        $653,342       $76,165,232
  Corporate securities                219,476,308        1,551,766       1,937,645       219,090,429
  Mortgage-backed securities          109,160,367          442,903         952,033       108,651,237
                                  ------------------------------------------------------------------
Total fixed maturity securities       404,974,584        2,475,334       3,543,020       403,906,898

Equity securities                      37,857,635        5,958,162         639,958        43,175,839
                                  ------------------------------------------------------------------
                                     $442,832,219       $8,433,496      $4,182,978      $447,082,737
                                  ==================================================================

            Anthem Casualty Insurance Group, Inc. and Subsidiaries

2. INVESTMENTS (CONTINUED)

                                             1995
                                      --------------------------------------------------------------
                                                          GROSS           GROSS
                                       AMORTIZED       UNREALIZED      UNREALIZED          FAIR
                                      COST OR COST        GAINS          LOSSES            VALUE
                                      --------------------------------------------------------------
Fixed maturity securities:
  U.S. Treasury securities and
    obligations of U.S. government
    agencies and corporations         $ 69,156,382     $ 1,175,596        $225,549      $ 70,106,429
  Corporate securities                 262,082,865       7,090,969         381,753       268,792,081
  Other debt securities                  6,885,945         213,145               -         7,099,090
  Mortgage-backed securities            97,348,439       1,660,242          76,602        98,932,079
                                      --------------------------------------------------------------
Total fixed maturity securities        435,473,631      10,139,952         683,904       444,929,679

Equity securities                       21,503,455       3,557,780         128,053        24,933,182
                                      --------------------------------------------------------------
                                      $456,977,086     $13,697,732        $811,957      $469,862,861
                                      ==============================================================

Deferred federal income taxes on the net unrealized gain was $1,761,062 and $4,577,857 at December 31, 1996 and 1995, respectively.

Realized gains and losses are summarized as follows:

                                                               YEAR ENDED DECEMBER 31
                                                       1996             1995            1994
                                                    -------------------------------------------
Realized gains:
 Fixed maturities                                   $1,940,657       $2,315,165      $1,396,342
 Equity securities                                   5,740,473        1,259,322         356,239
                                                    -------------------------------------------
Total                                                7,681,130        3,574,487       1,752,581

Realized losses:
 Fixed maturities                                    1,921,868        2,558,659         491,193
 Equity securities                                     324,378          237,594         377,273
                                                    -------------------------------------------
Total losses                                         2,246,246        2,796,253         868,466
                                                    -------------------------------------------
Net realized gains on securities                    $5,434,884       $  778,234      $  884,115
                                                    ===========================================

            Anthem Casualty Insurance Group, Inc. and Subsidiaries

2.  INVESTMENTS (CONTINUED)

The amortized cost and fair value of fixed maturities available for sale at December 31, 1996, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because certain borrowers have the right to call or prepay obligations with or without call or prepayment penalties.

                                              AMORTIZED           FAIR
                                                COST              VALUE
                                            -------------------------------
Due in one year or less                      $  7,038,951      $  7,071,058
Due after one year through five years         107,765,807       107,984,028
Due after five years through ten years        151,723,903       150,573,941
Due after ten years                            29,285,556        29,626,634
                                            -------------------------------
                                              295,814,217       295,255,661
Mortgage-backed securities                    109,160,367       108,651,237
                                            -------------------------------
                                             $404,974,584      $403,906,898
                                            ===============================

Components of net investment income are summarized as follows:

                                            YEAR ENDED DECEMBER 31
                                    1996             1995             1994
                               ---------------------------------------------
Fixed maturities               $27,657,173      $27,455,587      $26,129,687
Equity securities                  928,873          439,062          472,983
Cash and cash equivalents          392,493        1,173,873          828,344
Other interest income              306,230          269,189          135,603
                               ---------------------------------------------
Investment income               29,284,769       29,337,711       27,566,617

Less investment expenses         1,298,585        1,844,118        1,418,635
                               ---------------------------------------------
Net investment income          $27,986,184      $27,493,593      $26,147,982
                               =============================================

Fixed maturities and certificates of deposit with carrying values of approximately $14,129,000 and $14,205,000 were on deposit as required by law at December 31, 1996 and 1995, respectively.

            Anthem Casualty Insurance Group, Inc. and Subsidiaries

3. DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INVESTMENTS

The fair value of financial instruments are as follows:



                                                                        DECEMBER 31
                                                        1996                                1995
                                           -------------------------------------------------------------------
                                              CARRYING           FAIR            CARRYING             FAIR
                                               VALUE             VALUE             VALUE              VALUE
                                           -------------------------------------------------------------------
ASSETS:
Fixed maturity securities                   $403,906,898      $403,906,898       $444,929,679     $444,929,679
Equity securities                             43,175,839        43,175,839         24,933,182       24,933,182
Other invested assets                            832,500           832,500            510,000          510,000
Cash and cash equivalents (overdraft)         (2,596,667)       (2,596,667)         9,359,536        9,359,536

LIABILITIES:
Long-term debt                                98,792,716        97,216,000         98,622,128      102,350,000

The following methods and assumptions were used in estimating its fair value disclosures for financial instruments.

CASH EQUIVALENTS

The carrying amounts reported for these instruments approximate their fair value.

INVESTMENT SECURITIES

Fair values for investments in fixed maturities are based on quoted market prices, where available. For fixed maturities not actively traded, fair values are estimated using values obtained from independent pricing services. The fair values for equity securities are based on quoted market prices.

OTHER INVESTED ASSETS

The carrying amount reported for this investment in a limited partnership approximates its fair value.

            Anthem Casualty Insurance Group, Inc. and Subsidiaries

3. DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INVESTMENTS (CONTINUED)

LONG-TERM DEBT

The fair value of this obligation is established using discounted cash flow analyses, based on the Company's current incremental borrowing rates for similar types of borrowing arrangements.


4. LOSSES AND LOSS ADJUSTMENT EXPENSES PAYABLE

The following table provides a reconciliation of the beginning and ending reserve balances, net of reinsurance:

                                                 1996              1995             1994
                                               ----------------------------------------------
Losses and loss adjustment expenses
 payable, January 1                            $320,473,070     $319,337,501     $284,094,550
  Less reinsurance recoverables                  64,416,768       64,006,301       50,338,852
                                               ----------------------------------------------
Net balance, January 1                          256,056,302      255,331,200      233,755,698
                                               ----------------------------------------------
Incurred related to:
 Current year                                   242,499,141      244,358,074      263,236,543
 Prior years                                    (17,621,242)      (3,760,559)      (3,852,933)
                                               ----------------------------------------------
Total incurred                                  224,877,899      240,597,515      259,383,610
                                               ----------------------------------------------
Paid related to:
 Current year                                   148,137,616      135,127,508      146,682,300
 Prior years                                     96,145,832      104,744,905       91,125,808
                                               ----------------------------------------------
Total paid                                      244,283,448      239,872,413      237,808,108
                                               ----------------------------------------------

Net balance, December 31                        236,650,753      256,056,302      255,331,200
Plus reinsurance recoverables                    66,248,089       64,416,768       64,006,301
                                               ----------------------------------------------
Losses and loss adjustment expenses
 payable, December 31                          $302,898,842     $320,473,070     $319,337,501
                                               ==============================================

            Anthem Casualty Insurance Group, Inc. and Subsidiaries

4. LOSSES AND LOSS ADJUSTMENT EXPENSES PAYABLE (CONTINUED)

The liability for losses and loss adjustment expenses decreased by $17,621,242 in 1996 for claims that occurred in prior years. This decrease resulted principally from favorable development on older direct and assumed workers' compensation loss reserves and a change in the historical inflation factors used to determine personal automobile bodily injury loss reserves.

The liability for losses and loss adjustment expenses decreased by $3,760,559 and $3,852,933 in 1995 and 1994, respectively, for claims that occurred in prior years. This decrease resulted principally from settling case-basis reserves established in prior years for amounts that were slightly less than expected.

Because of the nature of the business written over the years, management believes that the Company has limited exposure to environmental claim liabilities.

5. REINSURANCE

The Company assumes and cedes reinsurance with other insurers or reinsurers and is a member of various voluntary and involuntary pools and associations. The voluntary arrangements provide greater diversification of business and limit the maximum net loss potential on large risks and catastrophes. A large portion of the reinsurance is effected under reinsurance contracts known as treaties and in some instances by negotiation on individual risks.

The Company's reinsurance program includes excess of loss, quota share, catastrophe and facultative reinsurance on all property and casualty lines of business. The Company is contingently liable with respect to reinsurance ceded, which would become a liability in the event that the reinsurers are unable to meet the obligations assumed under the reinsurance agreements. Reinsurance receivables of $26,860,741 and $27,825,000 were related to a single reinsurer at December 31, 1996 and 1995, respectively.

            Anthem Casualty Insurance Group, Inc. and Subsidiaries

5. REINSURANCE (CONTINUED)

The following table reflects amounts added for assumed and deducted for ceded reinsurance on the indicated income and expense accounts:

                                                        1996
                    ----------------------------------------------------------
                         PREMIUMS           PREMIUMS        LOSSES AND LOSS
                          WRITTEN            EARNED        EXPENSES INCURRED
                    ----------------------------------------------------------
Direct                  $279,077,480      $295,500,589       $242,540,021
Assumed                    5,104,816         5,552,577          2,276,789
Ceded                    (16,232,290)      (16,444,972)       (19,938,911)
                    ----------------------------------------------------------
Net                     $267,950,006      $284,608,194       $224,877,899
                    ==========================================================

                                              1995
                    ----------------------------------------------------------
                         PREMIUMS           PREMIUMS        LOSSES AND LOSS
                          WRITTEN            EARNED        EXPENSES INCURRED
                    ----------------------------------------------------------

Direct                  $328,373,189      $330,245,327       $244,581,307
Assumed                    6,769,492         6,746,548          6,958,552
Ceded                    (16,640,568)      (16,282,063)       (10,942,344)
                    ----------------------------------------------------------
Net                     $318,502,113      $320,709,812       $240,597,515
                    ==========================================================

                                              1994
                    ----------------------------------------------------------
                         PREMIUMS           PREMIUMS        LOSSES AND LOSS
                          WRITTEN            EARNED        EXPENSES INCURRED
                    ----------------------------------------------------------
Direct                  $338,724,982      $344,725,210       $276,189,107
Assumed                    6,519,613         6,709,968          4,507,648
Ceded                    (17,823,202)      (17,789,568)       (21,313,145)
                    ----------------------------------------------------------
Net                     $327,421,393      #333,645,610       $259,383,610
                    ==========================================================

            Anthem Casualty Insurance Group, Inc. and Subsidiaries

6. LONG-TERM DEBT

Long-term debt consists of $100,000,000 of 6.75% senior guaranteed notes, due July 15, 2003. Repayment of the notes is guaranteed by AICI. Unamortized debt issuance costs of $1,207,284 are being amortized over the life of the notes. The Company must maintain certain financial ratios as stipulated in the fiscal agency agreement.


7. FEDERAL INCOME TAXES

The components of the net deferred tax asset are as follows:



                                                           DECEMBER 31
                                                        1996           1995
                                                 ------------------------------
Deferred tax assets:
 Discounting of loss reserves                     $10,679,707       $12,027,819
 Unearned premium reserves                          6,981,400         8,147,473
 Other                                              4,795,407         3,831,831
                                                 ------------------------------

        Total deferred tax assets                  22,456,514        24,007,123

Deferred tax liabilities:
 Deferred acquisition costs                        (6,405,000)       (4,921,700)
 Unrealized gains on securities                    (1,761,062)       (4,577,857)
                                                 ------------------------------
        Total deferred tax liabilities             (8,166,062)       (9,499,557)
                                                 ------------------------------
                                                   14,290,452        14,507,566

                                                    1,382,451         1,641,753
Less:  Valuation allowance                       ------------------------------
Net deferred tax assets                           $12,908,001       $12,865,813
                                                 ==============================

The components of federal income taxes are as follows:


                                            1996         1995         1994
                                       ----------------------------------------

Current tax (benefit) expense           $(2,544,769)  $1,927,548   $ (7,828,039)
Deferred tax expense (benefit)            2,215,607     (461,000)    (5,049,000)
                                       ----------------------------------------
Federal income tax (benefit) expense    $  (329,162)  $1,466,548   $(12,877,039)
                                       ========================================

            Anthem Casualty Insurance Group, Inc. and Subsidiaries

7.  FEDERAL INCOME TAXES (CONTINUED)

The following is a reconciliation of federal income taxes calculated at the statutory rate to the Company's provision for income taxes (benefits):

                                                      1996            1995             1994
                                                   ---------------------------------------------
Tax (benefit) at statutory rate                    $(325,731)      $1,436,777       $(12,114,855)
Tax effect (benefit):
  Tax exempt interest income                                         (592,264)        (1,268,436)
  Dividends received deduction                      (120,480)        (135,400)          (465,230)
  Goodwill                                           253,450          250,117            324,895
  Valuation allowance adjustment                    (259,302)        (294,011)           415,110
  Other, net                                         122,901          801,329            231,477
                                                   ---------------------------------------------
 Provision for income taxes (benefit)              $(329,162)      $1,466,548       $(12,877,039)
                                                   =============================================

At December 31, 1996, the Company has a net operating loss carryforward of $6,924,000 for income tax purposes that expires in 2010.

8. EMPLOYEE BENEFIT PLANS

PENSION PLAN

The Company's employees participate in a noncontributory defined benefit plan sponsored by AICI. The Plan covers all full-time employees who have completed one year of continuous service and attained the age of twenty-one. The benefits are primarily based on length of service and the employee's compensation.

The Company funds the plan as directed by AICI. As the plan is overfunded, no contributions were required by the Company in 1996 or 1995.

Net periodic pension cost, including expected cost of benefits for newly eligible or vested employees, interest costs, and gains and losses from differences between actuarial assumptions and actual experience for 1996, 1995 and 1994 was $365,000 $1,000,000 and $1,135,000, respectively. Accrued pension benefits of $4,300,000 and $4,000,000 are included in other liabilities at December 31, 1996 and 1995, respectively.

            Anthem Casualty Insurance Group, Inc. and Subsidiaries

8. EMPLOYEE BENEFIT PLANS (CONTINUED)

SAVINGS PLAN

The Company's employees participate in the Employee Savings Plan sponsored by AICI. All full-time and part-time employees are eligible to participate in the Plan upon their first day of employment. The savings plan allows employees to contribute up to 16% of their base salary into various investment funds. The Company matches 50% of all contributions up to 6% of base salary, subject to certain limitations. AICI charged the Company $572,000, $612,000 and $699,000 in 1996, 1995 and 1994 respectively, which equaled the required matching contribution.

9. POSTRETIREMENT BENEFITS

The Company's employees participate in a postretirement benefit plan sponsored by AICI. The AICI plan provides certain health care and life insurance benefits (postretirement benefits) for retired employees. Substantially all employees could become eligible for those benefits if they reach retirement age while working for the Company. Alternatively, retirees may elect certain health care benefit plans. Life insurance benefits generally are set at a fixed amount.
The Company funds the plan as directed by AICI.

Net postretirement benefit cost, including the expected cost of benefits for newly eligible or vested employees, interest costs, and gains and losses arising from differences between actuarial assumptions and actual experience for 1996, 1995 and 1994, was $870,000, $502,000 and $1,223,000, respectively.
Postretirement benefits of $8,800,000 and $11,965,000 are included in other liabilities at December 31, 1996 and 1995, respectively.

During 1996, the Company settled certain postretirement benefits of pre-1990 retirees of Anthem Casualty Insurance Company for $2,874,000. The Company is relieved of all future obligations related to these retirees. A gain of $760,000 was recognized on the settlement.

            Anthem Casualty Insurance Group, Inc. and Subsidiaries

10. COMMITMENTS AND CONTINGENCIES

The Company leases computer equipment, furniture and fixtures and office space under various operating lease agreements. Related lease expense for 1996, 1995 and 1994 was $3,674,000, $2,854,000 and $3,267,000, respectively. At
December 31, 1996, future lease payments for operating leases with initial or remaining noncancellable terms of one year or more consisted of the following:

Year ending December 31:

        1997                                        $ 3,843,205
        1998                                          3,120,544
        1999                                          2,340,949
        2000                                          1,570,048
        2001                                             41,460
                                                    -----------
        Total minimum lease payments                $10,916,206
                                                    ===========


The Company is involved in pending litigation of the character incidental to the business transacted. The conclusions of such litigation are not expected to have a material adverse effect on the Company's financial position or results of operations.

The estimated net present value of structured settlements for which the Company is contingently liable is $17,670,000 at December 31, 1996.

11. RELATED PARTY TRANSACTIONS

Pursuant to an agreement with AICI, the Company will pay to or be reimbursed from AICI or its affiliates for services received or provided. In addition, AICI is to, at its discretion, invest and reinvest securities owned by the Company. Amounts paid to AICI in 1996, 1995 and 1994 for insurance coverage and investment services were $4,088,000, $4,240,000 and $3,200,000, respectively.

The Company has a grid-note agreement with AICI which governs intercompany borrowing and lending. The Company had not borrowed any money under this agreement as of December 31, 1996. However, the Company had loaned $16,000 and $2,487,000 as of December 31, 1996 and 1995, respectively, to AICI and its affiliates. The balance earns interest monthly at 5.19%, which is a floating rate. This agreement was approved by the Ohio Department of Insurance.

            Anthem Casualty Insurance Group, Inc. and Subsidiaries

12. DIVIDENDS

Ohio and Indiana (the States) law limits the payment of dividends by insurance companies to shareholders. Any extraordinary dividend which exceeds the greater of 10% of surplus or net income requires the prior approval of the States' Director of Insurance. In addition, the States' law requires that all dividends be reported within five business days of declaration and at least ten days before payment. At December 31, 1996, Anthem's insurance subsidiaries have $14,927,000 available for the payment of dividends in 1997 without prior approval of the States.

13. STATUTORY FINANCIAL INFORMATION

Anthem's insurance subsidiaries prepare statutory financial statements in accordance with accounting practices prescribed or permitted by their domiciliary state's insurance department. Prescribed statutory accounting practices are set forth in a variety of publications of The National Association of Insurance Commissioners (NAIC), as well as state laws, regulations, and general administrative rules. Permitted statutory accounting practices encompass all accounting practices not so prescribed. Statutory accounting differs from generally accepted accounting principles in the reporting of acquisition costs, investments, furniture and equipment, deferred income taxes and certain other items. The statutory-basis surplus for Anthem's insurance subsidiaries was $149,268,000 and $143,488,000 at December 31, 1996 and 1995 and statutory-basis net income (loss) was $12,210,000, $13,330,000 and $(1,468,000) for 1996, 1995 and 1994, respectively.

The NAIC currently has a project to codify statutory accounting practices, the result of which is expected to constitute the only source of prescribed statutory accounting practices. Accordingly, that project, expected to be completed in 1998, will likely change the definitions of what comprises prescribed versus permitted statutory accounting practices, and may result in changes to the accounting policies that insurance companies use to prepare their statutory financial statements.

14.  RESTRUCTURING

During the fourth quarter of 1994, the Anthem Board of Directors approved a plan to consolidate the operations of Anthem Casualty Insurance Company with its affiliate, Shelby Insurance Company. In connection with this plan, the Company recorded a $13,700,000 charge to net income in 1994. These costs include office rent through 1998, severance, outplacement services and other related charges.

            Anthem Casualty Insurance Group, Inc. and Subsidiaries

15.  SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

                                   FIRST            SECOND             THIRD            FOURTH
1996 (000'S)                      QUARTER           QUARTER           QUARTER           QUARTER
-----------------------------------------------------------------------------------------------
Gross premiums written            $75,025           $73,289           $70,179           $65,689
Net premiums written               71,037            69,469            66,061            61,383
Net premiums earned                75,575            72,928            68,918            67,187
Net investment income
 and net realized
 gains on investments               8,127            11,088             6,880             7,326
Operating costs and
 expenses                          87,263            78,230            81,612            76,016
Net income (loss)                  (2,082)            4,673            (2,993)             (199)

                                   FIRST            SECOND             THIRD            FOURTH
1995 (000'S)                      QUARTER           QUARTER           QUARTER           QUARTER
-----------------------------------------------------------------------------------------------
Gross premiums written            $81,669           $86,112           $87,423           $79,939
Net premiums written               77,596            81,923            82,313            76,770
Net premiums earned                81,019            80,518            79,956            79,217
Net investment income
 and net realized
 gains on investments               7,025             6,784             6,639             7,824
Operating costs and
 expenses                          90,303            86,355            86,450            86,118
Net income (loss)                    (647)            1,543               707             1,036


16. SUBSEQUENT EVENT

In January, 1997, Anthem was informed by AICI that it is exploring the potential sale of Anthem. AICI is in the preliminary phase of analyzing alternatives and no decision regarding the sale has been made.

                         ANTHEM INSURANCE GROUP, INC.
                          CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 1997
                            (AMOUNTS IN THOUSANDS)

  Assets:
   Investments:
      Fixed maturities available for sale
            -- at fair value                            $418,798
      Equity securities -- at fair value                     262
      Real estate and other assets                           211
                                                        --------
                 Total investments                       419,271

  Cash                                                    15,069
  Accrued investment income                                6,865
  Premiums in course of collection                        40,782
  Reinsurance balances receivable                         65,676
  Reinsurance recoverable on paid losses                   5,012
  Deferred policy acquisition costs                       18,076
  Property and equipment                                  13,181
  Other assets                                            30,821
  Goodwill                                                33,185
                                                        --------
                 Total assets                           $647,938
                                                        ========

  Liabilities:
   Reserves for:
      Losses and loss adjustment expenses               $290,315
      Unearned premiums                                   98,378
                                                        --------
                                                         388,693

  Accrued income taxes                                     2,484
  Reinsurance balances payable
  Other liabilities                                       39,568
  Short term debt
  Long term debt                                          98,879
                                                        --------
                 Total liabilities                       529,624


  Deferrable Capital Securities

  Stockholder's equity
   Preferred stock
   Common stock                                          142,000
   Unrealized investment gains,
      net of applicable taxes                             (1,007)
   Retained earnings                                     (22,679)
                 Total stockholder's equity              118,314
                                                        --------
                 Total liabilities
                   and stockholder's equity             $647,938
                                                        ========

                         ANTHEM INSURANCE GROUP, INC.
                         CONSOLIDATED INCOME STATEMENT
                    FOR THE SIX MONTHS ENDED JUNE 30, 1997
               (AMOUNTS IN THOUSANDS EXCEPT FOR PER SHARE DATA)



Revenues:
     Net premiums earned                                     $131,255
     Net investment income                                     13,911
     Realized investment gains                                  5,618
     Other                                                      2,823
                                                             --------

          Total revenues                                      153,607

Expenses:
     Losses and loss adjustment expenses incurred              92,548
     Policy acquisition and operating expenses                 46,832
     Interest on debt                                           2,939
     Goodwill amortization                                      1,275
                                                             --------

          Total expenses                                      143,594


Net income before income taxes                                 10,013
Income taxes                                                    2,981
                                                             --------
          Net income                                         $  7,032
                                                             ========


          Net income per common share                        $  7,032
                                                             ========

                         ANTHEM CASUALTY INSURANCE GROUP, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY
                        SIX MONTHS ENDED JUNE 30, 1997
                         (Dollar amounts in thousands)

[CAPTION]

                                                                                   NET
                                                                               UNREALIZED      RETAINED        TOTAL
                                                 COMMON         COMMON         GAIN (LOSSES)   EARNINGS     STOCKHOLDER'S
                                                 SHARES         STOCK          ON SECURITIES   DEFICIT         EQUITY
                                                --------       -------         -------------   --------     -------------

Balances at December 31, 1996                    1,000         142,000            2,489        (29,711)        114,778
    Net income                                     --              --                            6,958           6,958
    Change in unrealized gains on securities       --              --            (3,496)           --           (3,496)
                                                --------       --------        -------------   --------      ---------
  Net increase                                     --              --            (3,496)         6,958           3,462
                                                --------       --------        -------------   --------      ---------
Balances at June 30, 1997                        1,000        $142,000          $(1,007)      $(22,753)       $118,240
                                                ========      ========         =============  ========       ==========


                         ANTHEM INSURANCE GROUP, INC.
                     CONSOLIDATED STATEMENT OF CASH FLOWS
                    FOR THE SIX MONTHS ENDED JUNE 30, 1997
                            (AMOUNTS IN THOUSANDS)

OPERATING ACTIVITIES:
     Net income                                                 $   6,958
     Adjustments to reconcile net income to net cash
     provided from operations:
       Change in:
            Loss and LAE reserves                                  (9,719)
            Unearned premium reserve                                  679
            Reinsurance recoverables                                1,900
            Accrued income taxes                                    3,923
            Deferred policy acquisition costs                        (520)
           Premiums and other receivables                         (11,908)
           Other assets                                            (1,178)
           Other liabilities                                           27
       Amortization and depreciation                                3,442
       Loss on disposition of property, plant, and equipment           40
       Deferred federal income taxes                                1,762
       Investment gains                                            (5,618)
                                                                ---------
Net cash used in operating activities                             (10,212)


INVESTING ACTIVITIES:
       Purchase of investments                                   (145,490)
       Sale or maturity of investments                            174,423
       Dispositions of property, plant and equipment                   97
       Additions to property, plant and equipment                  (1,152)
                                                                ---------
Net cash provided by investing activities                          27,878


Increase in cash                                                   17,666
(Cash overdrafts) at beginning of period                           (2,597)
                                                                ---------
Cash at end of period                                           $  15,069
                                                                =========

SUPPLEMENTAL DISCLOSURES:
Federal income taxes (refunded)                                 $  (2,738)
                                                                =========
Interest paid                                                   $   3,375
                                                                =========

                          ANTHEM INSURANCE GROUP, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         (Dollar amounts in thousands)


  Basis of Presentation: The accompanying unaudited financial statements have been prepared in conformity with generally accepted accounting principles and, in the opinion of management, reflect all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of results for such periods. The results of operations and cash flows for any interim period are not necessarily indicative of results for the full year. These financial statements should be read in conjunction with the financial statements and related notes in the Company's 1996 audited financial statements.


  Earnings Per Share: Net earnings per share is calculated by dividing net income by weighted average number of common shares outstanding. The weighted average number of common shares outstanding for the six month periods ended June 30, 1997 and 1996 was 1,000.


  Subsequent Events: On the close of business on June 30, 1997, Vesta Insurance Group, Inc. acquired all of the issued and outstanding stock of the operating subsidiaries of Anthem Casualty Insurance Group, Inc., for $238.75 million.

                                   Exhibit B
                                   ---------

             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION


  The following presentation sets forth the unaudited proforma consolidated balance sheets of Vesta Insurance Group as of June 30, 1997 and December 31, 1996 and the unaudited proforma consolidated income statements of Vesta Insurance Group for the six months ended June 30, 1997 and the year ended December 31, 1996 giving effect to Vesta Insurance Group's acquisition of the property and casualty insurance subsidiaries of Anthem Insurance Group. The acquisition will be accounted for as a purchase.

  The presentation below sets forth Vesta Insurance Group's historical balance sheet as of June 30, 1997, and historical income statement for the six months ended June 30, 1997, derived from unaudited financial statements of Vesta Insurance Group. The presentation below also sets forth Vesta Insurance Group's historical balance sheet as of December 31, 1996, and historical income statement for the year ended December 31, 1996, derived from audited financial statements. The information below further sets forth Anthem Insurance Group's historical balance sheet as of June 30, 1997, and historical income statement for the six months ended June 30, 1997, derived from unaudited financial
statements of Anthem Insurance Group.   The presentation below also sets forth
Anthem Insurance Group's historical balance sheet as of December 31, 1996, and historical income statement for the year ended December 31, 1996, derived from audited financial statements.

  The proforma information should be read in conjunction with the historical financial statements of Vesta Insurance Group and Anthem Insurance Group and the related notes thereto. The following presentation is not necessarily indicative of the results of operations or combined financial position that would have resulted had the merger been consummated at the periods indicated, nor is it necessarily indicative of the results of operations of future periods or future combined financial positions.

                          VESTA INSURANCE GROUP, INC.
                     PRO FORMA CONSOLIDATED BALANCE SHEETS
                                 JUNE 30, 1997
                            (AMOUNTS IN THOUSANDS)

                                                            Historical             Pro forma adjustments
                                                      ----------------------  ---------------------------------
                                                                              Balances not  Purchase accounting   Pro forma
                                                         Vesta      Anthem     acquired/3/        entries          amounts
                                                      ----------  ----------  ------------  -------------------  ------------
Assets:
  Investments:
     Fixed maturities available for sale
        -- at fair value                              $  262,808    418,798                                        $  681,606
     Equity securities -- at fair value                    9,108        262                                             9,370
     Real estate and other assets                                       211                                               211
     Short-term investments                              247,094          0                            107,767/1/     139,327
                                                      ----------  ---------                                        ----------
               Total investments                         519,010    419,271                                           830,514

Cash                                                       3,618     15,069                                            18,687
Accrued investment income                                  5,323      6,865                                            12,188
Premiums in course of collection                         293,288     40,782                                           334,070
Reinsurance balances receivable                          155,354     65,676                                           221,030
Reinsurance recoverable on paid losses                    94,586      5,012                                            99,598
Deferred policy acquisition costs                         71,121     18,076                   5,000/2/                 94,197
Property and equipment                                     4,056     13,181                              3,000/2/      14,237
Other assets                                              51,475     30,821      (13,908)                              68,388
Goodwill                                                  14,841     33,185                  29,482/1/   2,000/2/      75,508
                                                      ----------  ---------                                        ----------
               Total assets                           $1,212,672    647,938                                        $1,768,417
                                                      ==========  =========                                        ==========


Liabilities:
  Reserves for:
     Losses and loss adjustment
        expenses                                      $  270,195    290,315                                           560,510
     Unearned premiums                                   243,844     98,378                                           342,222
                                                      ----------  ---------                                        ----------
                                                         514,039    388,693                                           902,732

Accrued income taxes                                      24,481      2,484                                            26,965
Reinsurance balances payable                              95,527                                                       95,527
Other liabilities                                         33,319     39,568      (17,000)                              55,887
Short term debt                                                                                        142,000/1/     142,000
Long term debt                                            98,302     98,879      (98,879)                              98,302
                                                      ----------  ---------                                        ----------
               Total liabilities                         765,668    529,624                                         1,321,413


Deferrable Capital Securities                            100,000                                                      100,000

Stockholders' equity
  Preferred stock
  Common stock                                               190    142,000                 142,000/1/                    190
  Additional paid-in capital                             161,166                  83,935     83,935/1/                161,166
  Unrealized investment gains,
    net of applicable taxes                                4,937     (1,007)                             1,007/1/       4,937
  Retained earnings                                      193,047    (22,679)      18,036                 4,643/1/     193,047
  Receivable from issuance of
    restricted stock                                      (3,120)                                                      (3,120)
  Treasury stock                                          (9,216)                                                      (9,216)
                                                      ----------  ---------                                        ----------
               Total stockholders' equity                347,004    118,314                                           347,004
                                                      ----------  ---------                                        ----------
               Total liabilities and
                 stockholders' equity                 $1,212,672    647,938                                        $1,768,417
                                                      ==========  =========                                        ==========

1 To record the acquisition of Anthem and the additional short term borrowings, liquidation of short-term investments and liquidation of fixed maturities to fund the acquisition, and also the goodwill associated with the purchase.

2 To record purchase accounting entries record additional deferred policy acquisition costs to be realized by the purchaser, additional reserves for losses, and write-down of the property and equipment.

3 To remove Anthem's holding company balances which were not acquired by Vesta in the acquisition.

                          VESTA INSURANCE GROUP, INC.
                   PRO FORMA CONSOLIDATED INCOME STATEMENTS
                    FOR THE SIX MONTHS ENDED JUNE 30, 1997
                            (AMOUNTS IN THOUSANDS)

                                                              Historical                Pro forma adjustments
                                                          ------------------     ------------------------------------
                                                                                  Balances not    Purchase accounting    Pro forma
                                                           Vesta       Anthem     acquired/4/           entries           amounts
                                                          --------    --------   -------------   --------------------    -----------
  Revenues:
    Net premiums earned                                   $259,337    131,255                                             $390,592
    Net investment income                                   13,325     13,911            58             3,017/2/            24,277
    Realized investment gains (losses)                        (107)     5,618                                                5,511
    Other                                                      343      2,823                                                3,166
                                                          --------    -------                                             --------

         Total revenues                                    272,898    153,607                                              423,546

  Expenses:
    Losses and loss adjustment expenses incurred           138,935     92,548                                              231,483
    Policy acquisition and operating expenses               79,321     46,832        (1,313)                               124,840
    Premium taxes and fees                                   3,267                                                           3,267
    Interest on debt                                         4,608      2,939        (3,399)            4,083/2/             8,231
    Goodwill amortization                                      667      1,275                             916/1/             2,858
                                                          --------    -------                                             --------
         Total expenses                                    226,798    143,594                                              370,679

  Net income (loss) before income taxes                     46,100     10,013                                               52,867
  Income taxes                                              16,145      2,981        (1,639)            2,725/3/            18,040
                                                             2,309                                                           2,309
                                                          --------     ------                                             --------
         Net income                                       $ 27,646      7,032                                             $ 32,518
                                                          ========     ======                                             ========

         Net income per common share                      $   1.49                                                        $   1.75
                                                          ========                                                        ========

1 To reflect amortization of goodwill and other intangibles resulting from the acquisition.
2 To record interest expense on short-term borrowings used to fund the acquistion and to reflect reduced interest income from liquidation of investment securities to fund the acquisition.
3 To reflect the income tax benefit of the pro forma adjustments.
4 To remove Anthem's holding company balances which were not acquired by Vesta in the acquisition.

                          VESTA INSURANCE GROUP, INC.
                     PRO FORMA CONSOLIDATED BALANCE SHEETS
                               DECEMBER 31, 1996
                            (AMOUNTS IN THOUSANDS)

                                                         Historical               Pro forma adjustments
                                                --------------------------  ---------------------------------
                                                                            Balances not  Purchase accounting     Pro forma
                                                   Vesta        Anthem       acquired/3/         entries           amounts
                                                ----------   -------------  ------------  -------------------     ----------
 Assets:
    Investments:
       Fixed maturities available for sale
         -- at fair value                        $  308,898       403,907                              2,352/1/   $  710,453
       Equity securities -- at fair value             8,326        43,176                                             51,502
       Real estate and other assets                                 1,178                                              1,178
       Short-term investments                       105,415             0                            105,415/1/            0
                                                 ----------    ----------                                         ----------
                 Total investments                  422,639       448,261                                            763,133

  Cash                                                4,637             0                                              4,637
  Accrued investment income                           5,392         6,127                                             11,519
  Premiums in course of collection                  259,275        38,116                                            297,391
  Reinsurance balances receivable                   115,768        66,248                                            182,016
  Reinsurance recoverable on paid losses             69,698         6,597                                             76,295
  Deferred policy acquisition costs                  75,532        18,300                  5,000/2/                   98,832
  Property and equipment                              3,920        13,905            (4)               3,000/2/       14,821
  Other assets                                       49,381        25,507       (16,598)                              58,290
  Goodwill                                            7,339        33,579                 34,244/1/    2,000/2/       73,162
                                                 ----------    ----------                                         ----------
                 Total assets                    $1,013,581       656,640                                         $1,580,096
                                                 ==========    ==========                                         ==========
  Liabilities:
    Reserves for:
       Losses and loss adjustment
        expenses                                 $  247,224       302,899                                         $  550,123
       Unearned premiums                            228,325       102,127                                            330,452
                                                 ----------    ----------                                         ----------
                                                    475,549       405,026                                            880,575

  Accrued income taxes                               21,463             0                                             21,463
  Reinsurance balances payable                       51,162                                                           51,162
  Other liabilities                                  26,425        38,043       (18,554)                              45,914
  Short term debt                                    22,000                                          142,000/1/      164,000
  Long term debt                                     98,279        98,793       (98,793)                              98,279
                                                 ----------    ----------                                         ----------
                 Total liabilities                  694,878       541,862                                          1,261,393

  Stockholders' equity
    Preferred stock
    Common stock                                        190       142,000                 142,000/1/                     190
    Additional paid-in capital                      161,037                      83,935    83,935/1/                 161,037
    Unrealized investment gains,
       net of applicable taxes                        4,442         2,489                   2,489/1/                   4,442
    Retained earnings                               166,795       (29,711)       16,810               12,901/1/      166,795
    Receivable from issuance of
       restricted stock                              (3,207)                                                          (3,207)
    Treasury stock                                  (10,554)                                                         (10,554)
                                                 ----------    ----------                                         ----------
                 Total stockholders' equity         318,703       114,778                                            318,703
                                                 ----------    ----------                                         ----------
                 Total liabilities and
                   stockholders' equity          $1,013,581       656,640                                         $1,580,096
                                                 ==========    ==========                                         ==========

1 To record the acquisition of Anthem and the additional short term borrowings, liquidation of short-term investments and liquidation of fixed maturities to fund the acquisition, and also the goodwill associated with the purchase.

2 To record purchase accounting entries record additional deferred policy acquisition costs to be realized by the purchaser, additional reserves for losses, and write-down of the property and equipment.

3 To remove Anthem's holding company balances which were not acquired by Vesta in the acquisition.

                          VESTA INSURANCE GROUP, INC.
                   PRO FORMA CONSOLIDATED INCOME STATEMENTS
                     FOR THE YEAR ENDED DECEMBER 31, 1996
                            (AMOUNTS IN THOUSANDS)

                                                             Historical                  Pro forma adjustments
                                                         --------------------   ---------------------------------------
                                                                                Balances not      Purchase accounting     Pro forma
                                                            Vesta     Anthem     acquired/4/           entries             amounts
                                                          --------   --------   ------------   ------------------------  -----------
  Revenues:
       Net premiums earned                                $511,912    284,608                                              $796,520
       Net investment income                                23,148     27,986           (37)           6,034/2/              45,063
       Realized investment gains (losses)                       32      5,435                                                 5,467
       Other                                                   188      4,161                                                 4,349
                                                          --------   --------
           Total revenues                                  535,280    322,190                                               851,399

  Expenses:
       Losses and loss adjustment expenses incurred        294,920    224,878                                               519,798
       Policy acquisition and operating expenses           148,670     88,088        (1,326)                                235,432
       Premium taxes and fees                                5,928                                                            5,928
       Interest on debt                                     10,059      6,976        (6,796)           8,165/2/              18,406
       Goodwill amortization                                   484      3,179                          2,150/1/               5,813
                                                          --------   --------
            Total expenses                                 460,061    323,121                                               785,377

  Net income (loss) before income taxes                     75,219       (931)                                               66,022
  Income taxes (expense) benefit                           (24,982)       329         1,946            5,559/3/             (21,040)
                                                          --------   --------                                              --------
            Net income                                    $ 50,237       (602)                                             $ 44,982
                                                          ========   ========                                              ========

            Net income per common share                   $   2.66                                                         $   2.38
                                                          ========                                                         ========

1 To reflect amortization of goodwill and other intangibles resulting from the acquisition.
2 To record interest expense on short-term borrowings used to fund the acquistion and to reflect reduced interest income from liquidation of investment securities to fund the acquisition.
3 To reflect the income tax benefit of the pro forma adjustments.
4 To remove Anthem's holding company balances which were not acquired by Vesta in the acquisition.